EXHIBIT (b)(9)

Farmers New World Life Insurance Company
Legal Department
3003 77th Avenue S.E.
Mercer Island, Washington 98040

Garrett B. Paddor
General Counsel and Corporate Secretary

Direct:	206/275-8152
Main:	206/275-8140
Fax:	206/275-8144

April 28, 2017

Board of Directors

Farmers New World Life Insurance Company

Farmers Annuity Separate Account A

3003 77th Avenue S.E.

Mercer Island, Washington 98040

Ladies and Gentlemen:

1.	In my capacity as General Counsel and Corporate Secretary of Farmers New World Life Insurance Company (“Farmers”), I have participated in the preparation and review of this Post-Effective Amendment No. 22 to the Registration Statement on Form N-4 (File No. 333-85183) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of individual flexible premium variable annuity contract (the “Contract”) to be issued with respect to Farmers Annuity Separate Account A (the “Account”). The Account was established on April 6, 1999, by the Board of Directors of Farmers as a separate account for assets applicable to the Contracts, pursuant to the provisions of Section 48.18A.020 of the Washington Insurance Laws.

2.	The Account is a separate account of Farmers validly existing pursuant to Washington law and the regulations issued thereunder.

3.	The Contracts, when issued as contemplated by the Registration Statement, will be legal and binding obligations of Farmers in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examine such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption “Legal Matters” in the Statement of Additional Information constituting part of this Registration Statement.

Sincerely,

/s/ Garrett B. Paddor
Garrett B. Paddor
General Counsel and Corporate Secretary
Farmers New World Life Insurance Company